UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. One)

Check the appropriate box:

_  Preliminary Information Statement
_  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
X  Definitive Information Statement

CHDT CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

X  No fee required.

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CHDT CORPORATION
350 Jim Moran Boulevard, Suite 120
Deerfield Beach, Florida  33442
Telephone: (954) 252-3440

EXPLANATORY NOTE:

With respect to the totals of  number of shares of Common Stock, $0.0001 par value, (“Common Stock”) of CHDT Corporation (“Company”) owned by all officers and directors as a group and the total number of shares of Common Stock owned by all officers, directors and principal shareholders, as reported in the table “OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS, as of April 26, 2008” to the Information Statement, as filed by the Company with the U.S. Securities Exchange Commission on April 29, 2008,  the reported totals should be 275,982,172 and 351,222,591, respectively.

END